Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements

(1)
Registration Statement (Form F-3 No. 333-271696) of Bionomics Limited, and
(2)
Registration Statement (Form S-8 No. 333-261783) pertaining to the Employee Share Option Plan of Bionomics Limited and the Employee Equity Plan of Bionomics Limited;

of our report dated October 18, 2023, with respect to the consolidated financial statements of Bionomics Limited, included in this Annual Report (Form 20-F) of Bionomics Limited for the year ended June 30, 2023.

/s/ Ernst & Young
Adelaide, Australia
October 18, 2023